UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2017

SUPER MICRO COMPUTER, INC.
(Exact name of registrant specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
Registrant’s telephone, including area code: (408) 503-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
The annual meeting of stockholders of the Company was held on March 1, 2017 (the “Annual Meeting”). Set forth below are the proposals on which the Company’s stockholders voted at the Annual Meeting and the voting results for each proposal.
Proposal 1: A proposal to elect the following two directors to serve for three-year terms to expire at the 2019 annual meeting of stockholders or until their successors are duly elected and qualified:

Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Charles Liang	40,009,976	816,358	N/A	5,961,842
Sherman Tuan	40,459,831	366,503	N/A	5,961,842
All director nominees were duly elected.

Proposal 2: A proposal to approve a non-binding advisory resolution on compensation of the Company's named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,503,998	41,966	280,370	5,961,842
Proposal 2 was approved.

Proposal 3: A proposal to approve an advisory vote on the frequency of future advisory voting on the compensation of the Company's named executive officers:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
21,972,487	103,399	18,425,019	325,429	5,961,842
An annual advisory vote was approved.

Proposal 4: A proposal to ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,478,782	31,355	278,039	N/A
Proposal 4 was approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: March 2, 2017	By:	/s/ Charles Liang
Charles Liang President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)